UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On April 27, 2026, the Board appointed Francis Knuettel II to serve on the Board, effective immediately.

Mr. Knuettel is a newly-appointed director of the Company. Francis Knuettel II has spent most of his career as a CXO in early-stage public companies – specializing in dynamic technology and life sciences companies – with a strong track record in growing organizations. Mr. Knuettel served as Chief Financial Officer of Pelthos Therapeutics Inc. [NYSE American: PTHS] from June 2022 to April 2026, as Chief Executive Officer of Pelthos from July 2023 to July 2025, and as a director of Pelthos from August 2024 to July 2025. Prior to that, from December 2020 to March 2022, he served as Chief Executive Officer and director of Unrivaled Brands.

Mr. Knuettel has also been appointed as a member of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee of the Board.

There are no arrangements or understandings between Mr. Knuettel and any other person pursuant to which he was appointed as a director. Mr. Knuettel has no family relationships with any director or executive officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ William Meissner
William Meissner, President